UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

McGrath RentCorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024

McGRATH RENTCORP

(Exact name of Registrant as Specified in Its Charter)

California	000-13292	94-2579843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road
Livermore, California	94551-7800
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 606-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGRC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on January 29, 2024, McGrath RentCorp, a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with WillScot Mobile Mini Holdings Corp., a Delaware corporation (“Parent”), Brunello Merger Sub I, Inc., a California corporation and a direct wholly owned subsidiary of Parent (“Merger Sub I”), and Brunello Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Merger Sub II”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub I will merge with and into the Company (the “First-Step Merger”), with the Company surviving the First-Step Merger and, immediately thereafter, the Company will merge with and into Merger Sub II (the “Second-Step Merger” and together with the First-Step Merger, the “Integrated Mergers”), with Merger Sub II surviving the Second-Step Merger as a wholly owned subsidiary of Parent.

In connection with the Integrated Mergers, Parent filed a registration statement on Form S-4, which included the preliminary proxy statement of the Company, and which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 7, 2024 (the “S-4”) and the Company filed a definitive proxy statement with the SEC on June 10, 2024 (the “Proxy Statement”).

In connection with the Integrated Mergers, nine demand letters and three complaints have been received by the Company sent on behalf of purported Company shareholders challenging the adequacy of certain disclosures made in the Proxy Statement (collectively, the “Shareholder Actions”). The Company believes that the allegations in the Shareholder Actions are without merit.

The Company denies that it has violated any laws or breached any duties to the Company’s shareholders, denies all allegations in the Shareholder Actions, and believes no supplemental disclosure to the Proxy Statement was or is required under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of potential litigation, to moot certain of plaintiffs’ disclosure claims, to avoid potential delay or disruption to the Integrated Mergers, and to provide additional information to the Company’s shareholders, the Company has determined to voluntarily supplement the Proxy Statement with the below disclosures. The Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law and nothing in the below supplemental disclosure will be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein.

To the extent that information in the below supplemental disclosures differs from, or updates information contained in, the Proxy Statement, the information in the below supplemental disclosures will supersede or supplement the information in the Proxy Statement. Except as otherwise described in the below supplemental disclosures or the documents referred to, contained in or incorporated by reference herein, the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.

Supplemental Disclosures to Proxy Statement

The following information supplements the Proxy Statement, and should be read in conjunction with the Proxy Statement, which is available at the SEC’s website, www.sec.gov, and which should be read in its entirety, including the annexes thereto. The information contained in this supplement is incorporated by reference into the Proxy Statement. All page references in the information below are references to pages in the Proxy Statement, and the terms used below have the meanings set forth in the Proxy Statement.

The disclosure under the subsection captioned “Background of the Transaction” is hereby amended and supplemented by adding to the first paragraph on page 50 of the Proxy Statement, the following (with new text in bold and underlined):

On September 19, 2023, McGrath entered into a confidentiality agreement with WillScot Mobile Mini, which included a standstill with “fall-way” provisions under certain circumstances and non-solicitation of employees and customers provisions. The standstill provision in this agreement did not contain a “don’t ask, don’t waive” provision.

The disclosure under the subsection captioned “Background of the Transaction” is hereby amended and supplemented by adding to the third full paragraph on page 52 of the Proxy Statement, the following (with new text in bold and underlined):

Also on November 21, 2023, Party A’s Head of M&A called representatives of Goldman Sachs, stating that following the Thanksgiving Holiday, Party A intended to put forward a written non-binding all-cash offer to acquire 100% of McGrath at $120.00 per share, and McGrath and Party A executed a confidentiality agreement, substantially similar to the WillScot Mobile Mini confidentiality agreement, which included standstill with “fall-way” provisions under certain circumstances and employee and customer non-solicitation provisions. The standstill provision in this agreement did not contain a “don’t ask, don’t waive” provision.

The disclosure under the subsection captioned “Summary of Financial Analyses” is hereby amended and supplemented by adding to the last paragraph on page 69 of the Proxy Statement, the following (with new text in bold and underlined):

Goldman Sachs derived a range of illustrative EVs for McGrath by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative EVs it derived for McGrath the amount of McGrath’s net debt as of December 31, 2023 ($762 million) as provided by and approved for Goldman Sachs’ use by the management of McGrath, to derive a range of illustrative equity values for McGrath. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of McGrath as of December 31, 2023 (24.67 million), as provided by and approved for Goldman Sachs’ use by the management of McGrath, using the treasury stock method, to derive a range of illustrative present values per share ranging from $100 to $127, rounded to the nearest dollar.

The disclosure under the subsection captioned “Summary of Financial Analyses” is hereby amended and supplemented by adding to the second paragraph on page 70 of the Proxy Statement, the following (with new text in bold and underlined):

Goldman Sachs derived a range of illustrative EVs for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative EVs it derived for the pro forma combined company the amount of the pro forma combined company’s net debt as of December 31, 2023 as provided by and approved for Goldman Sachs’ use by the management of McGrath, to derive a range of illustrative pro forma equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative pro forma equity values it derived by the number of fully diluted outstanding shares of common stock of the combined company on a pro forma basis as of December 31, 2023, as provided by and approved for Goldman Sachs’ use by the management of McGrath, using the treasury stock method (221.33 million). Goldman Sachs then multiplied the range of equity values per share of the pro forma combined company it obtained by the exchange ratio of 1.1284 (accounting for proration) shares of WillScot Mobile Mini Common Stock per share of McGrath Common Stock and added the cash consideration of $73.80 (accounting for proration) per share of McGrath Common Stock, assuming proration of 60% cash and 40% stock consideration pursuant to the Merger Agreement, to derive a range of illustrative present values per share of McGrath Common Stock ranging from $125 to $142, rounded to the nearest dollar.

The disclosure under the subsection captioned “Summary of Financial Analyses” is hereby amended and supplemented by adding to the third paragraph on page 70 of the Proxy Statement, the following (with new text in bold and underlined):

Using the McGrath Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of McGrath Common Stock, including the present value of cumulative future dividends in respect of the calendar years 2024 and 2025. For this analysis, Goldman Sachs first calculated the implied EV for McGrath as of December 31 for each of the calendar years 2024 and 2025 by applying a range of multiples of illustrative next twelve month (“NTM”) EV/EBITDA of 9.0x to 10.0x to estimates of McGrath’s NTM EBITDA for each of the calendar years 2024 and 2025. This illustrative range of NTM EV/EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical NTM EV/EBITDA multiples for McGrath (mean of 7.8x over 10 years, 8.7x over 5 years, 9.1x over 3 years, and 9.6x over 1 year).

The disclosure under the subsection captioned “Summary of Financial Analyses” is hereby amended and supplemented by adding to the first full paragraph on page 71 of the Proxy Statement, the following (with new text in bold and underlined):

Using the McGrath Forecasts, including the Synergy Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of common stock of the combined company on a pro forma basis. For this analysis, Goldman Sachs first calculated the implied EV for the pro forma combined company as of December 31 for each of the calendar years 2024 and 2025 by applying a range of multiples of illustrative NTM EV/EBITDA of 10.0x to 11.0x to estimates of the pro forma combined company’s NTM EBITDA for each of the calendar years 2024 and 2025. This illustrative range of NTM EV/EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical NTM EV/EBITDA multiples for McGrath (mean of 7.8x over 10 years, 8.7x over 5 years, 9.1x over 3 years, and 9.6x over 1 year) and WillScot Mobile Mini (mean of 10.5x over 10 years, 10.7x over 5 years, 11.9x over 3 years, and 10.9x over 1 year).

The disclosure under the subsection captioned “Summary of Financial Analyses” is hereby amended and supplemented by adding to the last paragraph starting on page 71 and carrying over to page 72 of the Proxy Statement, the first full paragraph on page 72 of the Proxy Statement, and the table between those two paragraphs, the following (with new text in bold and underlined):

Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the mobile modular industry and in other industries since 2014. For each of the selected transactions, Goldman Sachs calculated and compared the implied EV of the applicable target company based on the total consideration paid in the transaction as a multiple of the target company’s LTM EV/ EBITDA based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions are directly comparable to McGrath, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of McGrath’s results, market size and product profile.

The following table presents the results of this analysis:

Announcement Date	Target	Acquiror	LTM EV/EBITDA Multiple	Implied EV (mm)
February 2023	Vesta Housing Solutions Holdings, Inc.	McGrath RentCorp	10.0x	$400
April 2021	General Finance Corporation	United Rentals, Inc.	10.6x	$996
March 2020	Mobile Mini, Inc.	WillScot Corporation	11.4x	$2,775
November 2018	Target Logistics Management, LLC	Platinum Eagle Acquisition Corp.	10.4x	$1,311
July 2018	BakerCorp International Holdings, Inc.	United Rentals, Inc.	9.0x	$715

June 2018	Modular Space Holdings, Inc.	WillScot Corporation	9.9x	$1,150
August 2017	Williams Scotsman International, Inc.	Double Eagle Acquisition Corp.	9.0x	$1,100
October 2015	APR Energy plc	ACON Investments, LLC., Fairfax Financial Holdings Limited and Albright Capital Management	8.9x	$855
November 2014	Evergreen Tank Solutions, Inc.	Mobile Mini, Inc.	9.0x	$405

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of LTM EV/EBITDA multiples of 8.9x to 11.4x to McGrath’s LTM EV/EBITDA as of December 31, 2023, as provided by and approved for Goldman Sachs’ use by the management of McGrath, to derive a range of implied EVs for McGrath. Goldman Sachs then subtracted the net debt of McGrath as of December 31, 2023 ($762 million), as provided by and approved for Goldman Sachs’ use by the management of McGrath, and divided the result by the number of fully diluted outstanding shares of McGrath Common Stock as of December 31, 2023 (24.67 million), as provided by and approved for Goldman Sachs’ use by the management of McGrath, using the treasury stock method, to derive a reference range of implied values per share of McGrath Common Stock, rounded to the nearest dollar, of $84 to $117.

Forward-Looking Statements

Certain information set forth herein, including statements as to the timing and completion of the Integrated Mergers (the “Proposed Transaction”), the anticipated financial impacts of the Proposed Transaction, the combined company’s financial projections, the expected synergies of the Proposed Transaction, constitutes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in these statements. Such statements are based upon the current beliefs and expectations of the management of the Company and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the Proposed Transaction may not be satisfied in a timely manner; risks related to potential litigation brought in connection with the Proposed Transaction; negative perceptions of the Company and its business, operations, financial condition and the industry in which it operates as a result of the Proposed Transaction; risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; effects of the announcement, pendency or completion of the Proposed Transaction on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on the Company’s operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the parties to the Proposed Transaction or the Proposed Transaction. Discussions of additional risks and uncertainties are contained in the Company’s filings with the SEC. The Company is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the Proposed Transaction. In connection with the Proposed Transaction, Parent filed a registration statement on Form S-4 (No. 333-278544), which was declared effective by the SEC on June 7, 2024, which includes a preliminary prospectus of Parent and a preliminary proxy statement of the Company (the “proxy statement/prospectus”), the Company filed definitive proxy statement on June 10, 2024, and each party will file other documents regarding the Proposed Transaction with the SEC. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. The definitive proxy statement was sent to the Company’s shareholders on June 10, 2024. Investors and security holders are able to obtain these documents free of charge from the SEC’s website at www.sec.gov. The documents filed by the Company may also be obtained free of charge from the Company by requesting them by mail at McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551 Attn: Investor Relations. The documents filed by Parent with the SEC may also be obtained free of charge from Parent by requesting them by mail at WillScot Mobile Mini Holdings Corp., 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008.

Participants in the Solicitation

The Company, Parent, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders and shareholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the Company’s directors and executive officers is available in the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, which was filed with the SEC on April 16, 2024. Information about the Parent’s directors and executive officers is available in Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC regarding the Proposed Transaction. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, the Company or Parent as indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Date: July 2, 2024	By:	/s/ Gilda Malek
Gilda Malek
Executive Vice President and Chief Financial Officer